As filed with the Securities and Exchange Commission on June 28, 2004

                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                04-2949533
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)


                     1515 Broadway, New York, New York 10036
                                 (212) 258-6000
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------


                          Viacom Employee Savings Plan
                            (Full title of the plan)

                            Michael D. Fricklas, Esq.
             Executive Vice President, General Counsel and Secretary
                                   Viacom Inc.
                     1515 Broadway, New York, New York 10036
                                 (212) 258-6000
 (Name, address and telephone number, including area code, of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------- ------------------ ------------------------------ ------------------------- ---------------------
     Title of securities          Amount to be           Proposed maximum             Proposed maximum           Amount of
     to be registered (1)          registered      offering price per share (2)   aggregate offering price    registration fee
------------------------------- ------------------ ------------------------------ ------------------------- ---------------------

Class B Common Stock                 100,000                  $35.70                     $3,570,000               $452.32

------------------------------- ------------------ ------------------------------ ------------------------- ---------------------

(1) Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Viacom Employee Savings Plan (the "Plan").

(2) Pursuant to Rules 457(c) and 457(h) of the Securities Act, the offering price and registration fee calculations are based on the average of the high and low prices of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of Viacom Inc. (the "Registrant") on the New York Stock Exchange consolidated reporting system on June 25, 2004.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information.*



Item 2.  Registrant Information and Employee Plan Annual Information.*











------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are incorporated herein by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003;

     (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 2004;

     (c) The Registrant's Current Reports on Form 8-K filed June 1, 2004 and June 18, 2004; and

     (d) The section entitled "Description of Common Stock" set forth in Viacom's Registration Statement on Form S-3 filed on June 13, 2001.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

     Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.


Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Amended and

Restated Certificate of Incorporation (the "Viacom Charter") contains provisions that eliminate directors' personal liability, in certain circumstances.

     Section 1 of Article VI of the Viacom Charter provides that the Registrant shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent (including a trustee) of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Registrant shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors of the Registrant authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

     The Viacom Charter provides that to the extent that a present or former director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith. The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the Viacom Charter shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Registrant is authorized to enter into an agreement with any director, officer, employee or agent of the Registrant providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Registrant, that arises by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

     The Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of Article VI of the Viacom Charter.

     Pursuant to Section 5 of Article VI of the Viacom Charter, the Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.


Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     See Exhibit Index.

     The Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner for a determination as to the qualification of the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, (the "Code") and will cause all changes required by the IRS to be made to maintain the qualification of the Plan.


Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of June 2004.


                                     VIACOM INC.


                                     By:  /s/ Michael D. Fricklas
                                         ---------------------------------------
                                          Name:  Michael D. Fricklas
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 28th day of June 2004.


Signature                        Title

/s/ Sumner M. Redstone
------------------------------   Chairman of the Board of Directors and Chief
Sumner M. Redstone               Executive Officer
                                      (Principal Executive Officer)

/s/ Richard J. Bressler          Senior Executive Vice President and Chief
------------------------------   Financial Officer
Richard J. Bressler              (Principal Financial Officer)



/s/ Susan C. Gordon              Senior Vice President, Controller and Chief
------------------------------   Accounting Officer
Susan C. Gordon                  (Principal Accounting Officer)



                  *              Director
------------------------------
George S. Abrams


                  *              Director
------------------------------
David R. Andelman


                  *              Director
------------------------------
Joseph A. Califano, Jr.


                  *              Director
------------------------------
William S. Cohen

                  *              Director
------------------------------
Philippe P. Dauman


                  *              Director
------------------------------
Alan C. Greenberg


                  *              Director
------------------------------
Jan Leschly


                  *              Director
------------------------------
David T. McLaughlin


                  *              Director
------------------------------
Shari Redstone


                  *              Director
------------------------------
Frederic V. Salerno


                  *              Director
------------------------------
William Schwartz


                  *              Director
------------------------------
Patty Stonesifer


                  *              Director
------------------------------
Robert D. Walter


*By: /s/ Michael D. Fricklas     Attorney-in-Fact
     -------------------------
     Michael D. Fricklas

     Viacom Employee Savings Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of June 2004.



                                VIACOM EMPLOYEE SAVINGS PLAN



                                By: /s/   William A. Roskin
                                   -----------------------------------------
                                      Name:    William A. Roskin
                                      Title:   Senior Vice President, Human
                                               Resources and Administration,
                                               Viacom Inc.

                                  Exhibit Index

Exhibit No.     Description of Document

4.1             Amended and Restated Certificate of Incorporation of Viacom Inc.
                effective May 21, 2003 (incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 2003)(File No. 001-09553).

4.2 Amended and Restated By-laws of Viacom Inc. effective May 21, 2003 (incorporated by reference to Exhibit 3(c) to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 2003)(File No. 001-09553).

23*             Consent of PricewaterhouseCoopers LLP.

24*             Powers of Attorney.

------------------
*    Filed herewith.